UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 14a-12

Zale Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003

[●], 2010

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of stockholders of Zale Corporation (the “Company”) that will be held on [●], 2010 at 10:00 a.m., local time, at the Company’s principal executive office at 901 West Walnut Hill Lane, Irving, Texas 75038-1003.

On May 10, 2010, the Company announced that it had closed a new $150 million, five year senior secured term loan provided by Z Investment Holdings, LLC, an investment vehicle owned by investment funds managed by Golden Gate Capital (collectively, “Golden Gate Capital”), a leading private equity firm with extensive experience in the retail sector.  The Golden Gate Capital term loan, together with the Company’s extended and modified revolving credit facility, significantly expands the Company’s liquidity and provides the Company with the long term capital structure stability needed to execute on the Company’s business plans.

In connection with the Golden Gate Capital term loan, the Company issued Golden Gate Capital warrants to purchase, in the aggregate, Common Stock representing an approximate 25% equity interest in the Company on a fully diluted basis once all necessary stockholder approvals are obtained.

At the special meeting, holders of our Common Stock will be asked to consider and vote on a proposal to approve the issuance of Common Stock upon the exercise of warrants issued by the Company to Golden Gate Capital.  Our Board of Directors has unanimously approved this proposal and recommends that our stockholders vote for this proposal.

Please read the attached Proxy Statement carefully for information you are being asked to consider and vote upon.  Our Board of Directors asks that you support the Golden Gate Capital transaction by approving the issuance on the enclosed proxy card and returning it as described in the instructions.  Whether or not you plan to attend the meeting, your vote is very important, and I encourage you to return your proxy card as soon as practicable.

Thank you for your continued support of the Company.

Sincerely yours,

Theo Killion
President and Interim Chief Executive Officer

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003
___________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [●], 2010

Notice is hereby given that the Special Meeting (the “Special Meeting”) of Stockholders of Zale Corporation (the “Company”) will be held at 10:00 a.m., local time, on [●], 2010 at 901 West Walnut Hill Lane, Irving, Texas 75038-1003, for the following purposes:

1.
The approval of, for purposes of the New York Stock Exchange listing standards, the issuance of shares of Common Stock upon (i) the exercise of certain of the Warrants issued pursuant to the Warrant and Registration Rights Agreement, dated as of May 10, 2010, between Zale Corporation and Z Investment Holdings, LLC (the “Warrant Agreement”) and (ii) the conversion of the Company’s Series A Preferred Stock which may be issued upon the exercise of the Warrants in certain circumstances pursuant to the Warrant Agreement; and

2.
The approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes at the meeting to approve the proposal described above.

The Board of Directors recommends stockholders vote FOR each of the proposals.

The Board of Directors has fixed the close of business on [●], 2010 as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting,or any adjournment thereof.  A list of such stockholders will be maintained at the Company’s headquarters during the 10 day period prior to the date of the Special Meeting and will be available for inspection during ordinary business hours by stockholders for any purpose germane to the Special Meeting.

We hope you will be represented at the Special Meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible or by following the alternative voting procedures described on the proxy card, whether or not you expect to be present in person.  Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the Special Meeting.

Important Notice regarding the Accessibility of Proxy Materials for the Special Meeting to be held on [●], 2010.  This Proxy Statement is available at www.zalecorp.com under “Shareholder Information-[●].”

By Order of the Board of Directors,

Hilary Molay
Senior Vice President, General Counsel and Secretary

Irving, Texas
Dated: [●], 2010

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THE ENCLOSED PROXY.  A RETURN ENVELOPE, WHICH REQUIRES NO ADDITIONAL
POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.  YOU MAY ALSO VOTE BY INTERNET OR TELEPHONE BY FOLLOWING INSTRUCTIONS ON THE ENCLOSED PROXY.

TABLE OF CONTENTS

Page

Questions and Answers about the Proxy Materials and the Special Meeting	1

Proposal No. 1 – The approval, for purposes of Section 312.03 of the NYSE Listed Company Manual, of the issuance of Common Stock as contemplated by the Warrant Agreement	5

Background	5

Description of Warrant and Registration Rights Agreement	7

Description of A-Warrants	7

Description of B-Warrants	10

General Terms of Warrants	11

Consequences if Stockholders do not Approve this Proposal	12

Other Consequences of the Transaction	12

Description of Capital Stock	12

Proposal No. 2 – To permit the Board of Directors to adjourn the Special Meeting to solicit additional proxies	14

Outstanding Voting Securities of the Company and Principal Holders Thereof	16

Where You Can Find More Information	18

Incorporation by Reference	18

Stockholder Proposals	18

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000
___________________________

PROXY STATEMENT
For the Special Meeting of Stockholders
to be Held on [●], 2010
___________________________

This proxy statement and the accompanying form of proxy are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Zale Corporation, a Delaware corporation (the “Company”), for use at the Special Meeting of Stockholders (the “Special Meeting”) of the Company to be held on [●], 2010 and at any adjournments or postponements thereof.  The Special Meeting will be held at 901 West Walnut Hill Lane, Irving, Texas 75038-1003.  The Notice of Special Meeting, this proxy statement and the enclosed form of proxy are first being sent to stockholders on or about [●], 2010.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process and other required information.

What is the purpose of the Special Meeting?

The primary purpose of the Special Meeting is to vote upon the approval of, for purposes of the New York Stock Exchange listing standards, the issuance of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), issuable upon (i) the exercise of certain of the Warrants that the Company has issued (the “Warrants”) pursuant to the Warrant and Registration Rights Agreement (“the “Warrant Agreement”), dated as of May 10, 2010, between the Company and Z Investment Holdings, LLC, an investment vehicle owned by investment funds managed by Golden Gate Capital (collectively, “Golden Gate Capital”), and (ii) the conversion of the Company’s Series A Preferred Stock (the “Preferred Stock”) which may be issued upon the exercise of the Warrants in certain circumstances pursuant to the Warrant Agreement.

Why is the Company seeking stockholder approval for the issuance of Common Stock?

Because the Common Stock is listed on the New York Stock Exchange (“NYSE”), the Company is subject to the NYSE rules and regulations.  These rules require stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions where, in general, the issuance involves more than 20% of the outstanding common stock or voting rights of a listed company (the “NYSE 20% Cap”).  In connection with a $150 million term loan provided to the Company by an affiliate of Golden Gate Capital (the “Term Loan”), as described below under “Background,” the Company issued (i) A-Warrants immediately exercisable for 6,389,378 shares of Common Stock (equal to 19.9% of the outstanding undiluted shares of Common Stock at the date of issue) and (ii) B-Warrants exercisable, subject to stockholder approval, for 4,675,306 shares of Common Stock and otherwise exercisable for Preferred Stock.  The A-Warrants and B-Warrants are exercisable for an aggregate number of shares of Common Stock equal to approximately 25% of the outstanding Common Stock on a fully-diluted basis (including the shares issuable upon exercise of the Warrants, but excluding certain out-of-the-money stock options).  Because of the NYSE 20% Cap, stockholder approval is being sought for the Common Stock to be issued upon exercise of the B-Warrants and any Common Stock to be issued upon exercise of the A-Warrants to the extent that changes in the Company’s capitalization result in the A-Warrants being exercisable for shares of Common Stock in excess of the NYSE 20% Cap (or conversion of Preferred Stock, if applicable).

Who is Golden Gate Capital?

Golden Gate Capital is a San Francisco-based private equity investment firm with approximately $8 billion of assets under management.  Golden Gate Capital targets investments in situations where there is a demonstrable opportunity to significantly enhance a company’s value.  The principals of Golden Gate Capital have a long history of investing across a wide range of industries and transaction types, including leveraged buyouts and recapitalizations, corporate divestitures and spin-offs, build-ups and venture stage investing.  Over the last five years, Golden Gate Capital has invested in numerous brands in the specialty retail and apparel sectors, including Express, Eddie Bauer, J. Jill and Orchard Brands, a multi-brand direct marketer which owns brands such as Appleseed’s, Blair, Draper’s and Damon’s, Haband and Norm Thompson.

What happens if the proposal to approve the issuance of Common Stock is approved?

The B-Warrants will become immediately exercisable for 4,675,306 shares of Common Stock (subject to adjustments as described under “Description of Warrant and Registration Rights Agreement” below) and any A-Warrants in excess of the NYSE 20% Cap will become immediately exercisable for Common Stock.  In addition, any previously issued shares of Preferred Stock will automatically convert into Common Stock on the third business day following receipt of such approval.  The Board of Directors of the Company believes that this is in the best interests of the Company’s stockholders as the terms of the Preferred Stock are more favorable in several respects to holders of such stock (and less favorable to the existing holders of Common Stock) than Common Stock would be.  See “Description of Capital Stock – Series A Convertible Preferred Stock” below for further information on the rights of the holders of Preferred Stock.

What happens if the proposal to approve the issuance of Common Stock is not approved?

In the event stockholder approval is not obtained at the Special Meeting, the B-Warrants will be exercisable for 4,675,306 shares of Preferred Stock.  In addition, should, as a result of the anti-dilution provisions contained in the Warrant Agreement or as a result of changes in the Company’s capitalization, the A-Warrants be exercisable for an amount of Common Stock in excess of the NYSE 20% Cap, the holders thereof upon exercise would receive shares of Common Stock up to the cap and, for the excess, shares of Preferred Stock.  The B-Warrants and excess A-Warrants would continue to be exercisable for shares of Preferred Stock until stockholder approval is obtained.

The Preferred Stock provides holders with benefits that are not available to holders of Common Stock generally, including the right to receive cumulative quarterly cash dividends that increase over time (see “Description of Capital Stock – Series A Convertible Preferred Stock” below for further information on the rights of Preferred Stockholders).  As a result, the Board of Directors believes that it is preferable, from the perspective of the Company’s existing stockholders, for the Warrants to be exercisable directly for shares of Common Stock.

In the event that the required stockholder approval is not obtained at the Special Meeting, the Company has agreed to include a proposal to approve the issuance of Common Stock upon the exercise of the Warrants and, if any Warrants shall have been exercised for Preferred Stock, to approve the conversion of the Preferred Stock into Common Stock, at a meeting of its stockholders no less than once each year until such approval is obtained, provided, however, that the Company shall not be required to do so more than three times.

Who is entitled to vote?

Only stockholders of record at the close of business on [●], 2010, will be entitled to vote at the Special Meeting.  On the record date, there were [●] shares of Common Stock outstanding.  Each share of Common Stock is entitled to one vote on each matter to be voted on at the Special Meeting.

Stockholders owning a majority of the shares of Common Stock outstanding must be present in person or represented by a proxy in order to constitute a quorum for the transaction of business at the meeting.  Based on the number of shares of Common Stock outstanding on the record date, [●] shares will be required at the meeting for a quorum.  Proxies returned by brokers with “non-votes” on any matter on behalf of shares held in street name because the beneficial owner has withheld voting instructions, and proxies returned with abstentions, will be treated as present for purposes of determining a quorum.

How can I vote?

Stockholders of record may vote by:

●	Attending the Special Meeting and casting a ballot;
●	Logging onto the internet and following the instructions on their proxy card;
●	Calling [●] and following the instructions for voting; or
●	Completing and mailing the enclosed proxy card.

Instructions for voting are included on the enclosed proxy card.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly.  If you are a stockholder of record and you would like to vote by telephone or by using the Internet, please refer to the instructions on the enclosed proxy card.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee.  Your broker or nominee has enclosed or provided a voting instruction form for you to use in directing the broker or nominee on how to vote your shares.

If stock is registered in the name of more than one person, each named person should sign the proxy.  If the stockholder is a corporation, the proxy should be signed in the corporation’s name by a duly authorized officer.  If a proxy is signed as an attorney, trustee, guardian, executor, administrator or a person in any other representative capacity, the signer’s full title should be given.

What vote is required for approval of the issuance of Common Stock?

Under Section 312.03 of the NYSE Listed Company Manual, holders representing a majority of the votes cast at the Special Meeting must affirmatively cast a vote in favor of the approval, provided that the total votes cast (either for, against or abstaining) on the proposal represent over 50% of all outstanding securities entitled to vote on the proposal.  Accordingly, either a failure to cast a vote for this proposal or a broker non-vote on this proposal could have the effect of a vote against the proposal if such failure to cast a vote or broker non-vote results in the total number of votes cast on the proposal not representing over 50% of all shares of Common Stock entitled to vote on the proposal.  Pursuant to NYSE rules, an abstention will be counted as a vote cast at the Special Meeting for purposes of the proposal and will have the same effect as a vote “AGAINST” the proposal.

The Company has been advised by the NYSE that the votes with respect to any Common Stock that may have been issued prior to the record date pursuant to the A-Warrants (the “A-Warrant Common Stock”) cannot be considered in determining whether stockholder approval has been obtained for NYSE purposes.  Accordingly, any votes cast by a holder of A-Warrant Common Stock with respect to Proposal 1 will not be counted as “votes cast” and generally will not be counted as “securities entitled to vote” for purposes of approving Proposal 1 under the rules of the NYSE.

However, the NYSE has further advised the Company that even though the A-Warrant Common Stock that may have been issued prior to the record date will not be counted as “securities entitled to vote” on Proposal 1, such Common Stock (up to the NYSE 20% Cap) may be counted toward the NYSE quorum requirement that 50% of all outstanding securities entitled to vote be present at the Special Meeting.  In such case, the A-Warrant Common Stock would for NYSE purposes be treated as voted up to the NYSE 20% Cap in proportion to the votes cast for or against Proposal 1 by the other holders of Common Stock.  As such, the votes cast by the holders of A-Warrant Common Stock would not affect the outcome of the vote on Proposal 1.

Further, because holders of A-Warrant Common Stock are entitled to vote such securities on Proposal 1 under the Delaware General Corporation Law and the Company’s organizational documents, shares of A-Warrant Common Stock up to the NYSE 20% Cap will be counted in determining whether a quorum is present with respect to Proposal 1 for purposes of the Delaware General Corporation Law.

Because approval of Proposal 1 is based on the affirmative vote of a majority of votes cast, a stockholder’s failure to vote its shares of Common Stock will not affect the outcome of the vote on the proposal, assuming 50% in interest of all securities entitled to vote on the proposal are voted on the proposal.  Abstentions will be treated as “votes cast” for purposes of determining whether the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal as required by the NSYE. Accordingly, an abstention will have the same effect as a vote “AGAINST” this proposal for purposes of determining whether the proposal has been approved by a majority of votes cast on such proposal.  Broker non-votes are not treated as votes cast with respect to Proposal 1.  Accordingly, a broker non-vote will not count as a “vote cast” for purposes of determining whether the proposal has been approved by a majority of votes cast on such proposal and, assuming that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote, broker non-votes will have no effect on the outcome of the vote on this proposal.

In order to approve the adjournment of the Special Meeting, the affirmative vote of the holders of a majority of voting shares represented at the Special Meeting, whether or not a quorum is present, is required to adjourn such meeting from time to time, until a quorum shall be present.  Accordingly, a broker non-vote will not affect whether the proposal is approved.  An abstention will be counted as present at the Special Meeting for purposes of the proposal and will have the same effect as a vote “AGAINST” the proposal.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously (except for the Board representatives of Golden Gate Capital, who abstained because of their interest in the transaction) recommends that you vote “FOR” the approval of, for purposes of the NYSE listing standards, the issuance of the shares of Common Stock as contemplated by the Warrant Agreement.

What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, please vote by completing, signing and mailing your proxy card or by voting via telephone or the Internet as soon as possible so that your shares can be represented at the Special Meeting.  Your vote is important.  Whether or not you plan to attend the Special Meeting, you should sign and mail your proxy card or vote via telephone or the Internet at your first convenience.

Who will bear the costs of soliciting proxies for the Special Meeting?

The Company will bear the costs of the solicitation of proxies.  Proxies are being solicited primarily by mail but, in addition, officers and other employees of the Company may solicit proxies by telephone, in person or by other means of communication but will receive no extra compensation for such services.  The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of Common Stock as of the record date for the Special Meeting and will provide reimbursement for the cost of forwarding proxy materials in accordance with customary practice.  Your cooperation in promptly signing and returning the enclosed proxy card, or in following the alternative voting procedures described on the proxy card, will help to avoid additional expense.

Can I change or revoke my vote?

A proxy may be revoked, prior to its exercise, by signing and delivering a later dated proxy, by submitting a later dated proxy by Internet or telephone, by delivering written notice of the revocation of the proxy to the Secretary of the Company, or by attending and voting at the Special Meeting.  Any stockholder who attends the Special Meeting in person will not be considered to have revoked his or her proxy unless such stockholder affirmatively indicates at the Special Meeting his or her intention to vote in person the shares represented by such proxy.

Will I receive more than one set of voting materials?

As permitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed to Investor Relations, by phone at (972) 580-4482 or by mail to Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, or by e-mail to ir@zalecorp.com.  Stockholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations at the address, telephone number or e-mail address above to request multiple copies of the proxy statement in the future.  Stockholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations at the address, telephone number or e-mail address above to request that only a single copy of the proxy statement be mailed in the future.

Could other matters be decided at the Special Meeting?

No other substantive matters can be considered.  The Board of Directors has not directed that any other matters be considered at the Special Meeting, and the Company has not received notice from any stockholders of their intent to raise any other matters.

What rights do I have if I vote against the proposals?

There are no appraisal or dissenter’s rights with respect to any matter to be voted on at the Special Meeting.

What happens if the Special Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting.  You will still be able to change or revoke your proxy until it is voted.

Who can help answer my questions?

If you have questions about any of the Proposals, need additional copies of this proxy statement, or require assistance in voting your shares, you should contact Investor Relations, by phone at (972) 580-4482 or by mail to Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, or by e-mail to ir@zalecorp.com.

PROPOSAL NO. 1

THE APPROVAL, FOR PURPOSES OF SECTION 312.03 OF THE NYSE LISTED COMPANY MANUAL, OF THE ISSUANCE OF COMMON STOCK AS CONTEMPLATED BY THE WARRANT AGREEMENT.

Background

During its fiscal year ended July 31, 2009, the Company incurred a net loss of $190 million, and in the first two quarters of the current fiscal year it incurred a loss of $53 million.  These losses, combined with three prior years of sub-par financial performance, left the Company with liquidity risk.  In February 2010, the Company retained Peter J. Solomon Company, L.P. (“Solomon”) as its financial advisor in order to address the Company’s liquidity issues.  Working with the Company’s Board of Directors, Solomon reviewed the Company’s financial position and operating history and recommended that the Company obtain additional financing from a private investor and extend and modify its existing revolving credit facility, which was scheduled to expire in August 2011, and, without modification, would have prohibited the contemplated alternative financing.  In addition, as previously disclosed, it appeared that the Company was at risk of violating one of the financial covenants contained in its revolving credit facility in the near term.

Solomon contacted a range of potential investors and solicited financing proposals.  Potential investors were provided information regarding the Company and the opportunity to conduct due diligence.  From among the proposals that were received, the Board of Directors concluded that the proposal of Golden Gate Capital was the most attractive and negotiations were commenced with Golden Gate Capital in order to develop the definitive terms and documentation for the investment.

The transaction with Golden Gate Capital, acting through Z Investment Holdings LLC, which is beneficially owned by investment funds managed by Golden Gate Capital, was approved unanimously by the Company’s Board of Directors and was consummated on May 10, 2010.  The transaction consisted of two components: (i) a term loan to the Company in the amount of $150 million (the “Term Loan”), and (ii) the issuance of Warrants to purchase, subject to stockholder approval, up to 25% of the Company’s outstanding Common Stock on a fully-diluted basis (including the shares issuable upon exercise of the Warrants, but excluding certain out-of-the-money stock options) at an exercise price of $2.00 per share, subject to adjustment.  The Warrants are discussed more fully below.

Under the terms of the Term Loan, the Company pays interest at a rate of 15% per annum, up to 5% of such interest is eligible to be paid in-kind at the Company’s option and the remainder is payable in cash.  The Term Loan matures on May 10, 2015, but can be prepaid with a call premium of 10% during the first year, 7.5% during the second year, 5.0% during the third year, 2.5% during the fourth year and no premium during the fifth year.  The Term Loan is secured with a second priority security interest on inventory and receivables and a first priority security interest on substantially all of the remaining assets of the Company and its subsidiaries.  The Term Loan is guaranteed by substantially all of the Company’s subsidiaries.  We incurred debt issuance costs associated with the Term Loan totaling approximately $13 million.

The Term Loan contains various covenants, including:

●	with certain exceptions, the Company cannot incur additional indebtedness;

●	with certain exceptions, the Company cannot grant liens on its assets;

●	the investments that the Company can make are limited;

●	the Company is prohibited from selling its assets other than in the ordinary course of business and in certain other agreed upon circumstances;

●	with certain exceptions, the Company cannot pay dividends or redeem or purchase its stock;

●	the Company has to maintain “Consolidated EBITDA,” measured on a rolling four-quarter basis of at least:

Measurement Date	Minimum Amount
January 31, 2011	$(10,000,000)
April 30, 2011	$0
July 31, 2011	$10,000,000
October 31, 2011	$20,000,000
January 31, 2012	$40,000,000
April 30, 2012	$50,000,000
July 31, 2012	$60,000,000
October 31, 2012	$70,000,000
January 31, 2013	$80,000,000
April 30, 2013	$90,000,000
July 31, 2013	$100,000,000
October 31, 2013	$100,000,000
January 31, 2014	$100,000,000
April 30, 2014	$100,000,000
July 31, 2014	$100,000,000
October 31, 2014	$100,000,000
January 31, 2015	$100,000,000

●
the “Pagoda Store Contribution,” measured on a rolling four-quarter basis, must exceed an amount ranging from $18 million as of the end of the January 31, 2011 quarter and increasing to $33 million as of the end of the January 31, 2015 quarter;

●
the “Zale Canada Store Contribution,” measured on a rolling four-quarter basis, must exceed an amount ranging from CDN$27 million as of the end of the January 31, 2011 quarter and increasing to CDN$45 million as of the end of the January 31, 2015 quarter; and

●
for so long as the Company’s revolving credit facility is in effect, the Company must maintain “Liquidity” of not less than $120 million through December 31, 2010 and $135 million thereafter.  For these purposes, “Liquidity” equals the appraised inventory liquidation value, plus eligible credit card receivables minus debt under the revolving credit facility, all as computed as provided in the Term Loan.

Simultaneously with the closing of the Term Loan, the Company also extended and modified its revolving credit facility.  As modified, the revolving credit facility provides for two tranches: (a) an “extended tranche” totaling $530 million, maturing on April 30, 2014, and (b) a “non-extended tranche” totaling $120 million, maturing on August 11, 2011.  The extended tranche bears interest at LIBOR plus an applicable percentage (ranging from 350 to 400 basis points) based upon the Company’s average availability.  The non-extended tranche bears interest at  LIBOR plus an applicable percentage (ranging from 100 to 150 basis points) based upon the Company’s average availability.  The revolving credit facility provides for a fee on the unused commitment amount for the extended tranche and non-extended tranche of 50 and 20 basis points, respectively.  The revolving credit facility is secured by a first priority security interest on inventory and receivables and by a second priority security interest in the remaining assets of the Company and substantially all of its subsidiaries.  Borrowings under the revolving credit facility are limited to a borrowing base equal to (a) 85% of the eligible credit card receivables of the Company and its subsidiaries plus (b) the lesser of the 69.4% (increasing to 73.1% during October through December of each year) multiplied by the cost of inventory of the Company and its subsidiaries less reserves or 90% (reducing to 87.5% on January 1, 2011) of the appraised net orderly liquidation value of such inventory minus (c) reserves.  The revolving credit facility includes various covenants including requirements for excess availability and restrictions on the incurrence of indebtedness, liens, investments, asset sales and restricted payments.

Because the Company’s Common Stock is listed on the NYSE, the Company is subject to NYSE rules and regulations.  The NYSE Listed Company Manual Section 312.03(c) requires stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible or exercisable for common stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock (the “NYSE 20% Cap”).  Since as part of the transaction, Golden Gate Capital negotiated the right to acquire up to approximately 25% of the Company’s Common Stock on a fully-diluted basis through the Warrants, stockholder approval under this NYSE rule is required.  To satisfy the NYSE requirements, the Company and Golden Gate Capital structured the Warrants so that Golden Gate Capital was issued A-Warrants immediately exercisable for 6,389,378 shares of Common Stock, representing 19.9% of the total shares of Common Stock outstanding at the date of issuance (and below the  NYSE 20% Cap), and B-Warrants that are exercisable for the balance at the earlier to occur of (i) the date of the first meeting of the Company’s stockholders to approve the shares of Common Stock to be issued upon exercise of the B-Warrants and (ii) the date of the first annual meeting of the Company’s stockholders to be held after the issuance of the Warrants.  In the event stockholder approval is not obtained for the Common Stock issuable upon exercise of the B-Warrants, the B-Warrants instead will be exercisable for Preferred Stock until the required stockholder approval is obtained, and Common Stock thereafter.  The Preferred Stock, in turn, is convertible on a share-for-share basis into Common Stock when and if stockholder approval for the issuance is obtained, but while outstanding has certain holder-favorable features, including the right to receive cumulative quarterly cash dividends.  In addition, to the extent that changes in the Company’s capitalization result in the A-Warrants being exercisable for in excess of the NYSE 20% Cap, the A-Warrants would entitle the holder to purchase Preferred Stock for such excess until stockholder approval is obtained.

The Warrant Agreement requires that the Company seek prompt stockholder approval of the issuance of Common Stock so that all of the Warrants can be exercised directly for Common Stock and, if applicable, that any Preferred Stock acquired upon the exercise of excess A-Warrants also be convertible into Common Stock (the “Required Stockholder Approval”).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSED ISSUANCE OF COMMON STOCK AS CONTEMPLATED BY THE WARRANT AGREEMENT.

Description of Warrant and Registration Rights Agreement

The Warrants are governed by the Warrant Agreement.  The Warrant Agreement was filed with the Securities & Exchange Commission (“SEC”) on [June 7, 2010], and copies are available as described below under “Where You Can Find More Information.”  The Warrant Agreement is a complex document and, although it is summarized below, if you have any questions you are encouraged to read it in its entirety.

Pursuant to the Warrant Agreement, the Company issued to Z Investment Holdings LLC, as the Initial Holder (together with its successors, the “Holders”) (i) A-Warrants to purchase 6,389,378 shares, subject to adjustment, of Common Stock, and (ii) B-Warrants to purchase 4,675,306 shares, subject to adjustment, of Common Stock (subject to stockholder approval).  As described below, in certain circumstances the A-Warrants and B-Warrants will be exercisable for Preferred Stock in lieu of Common Stock.  The terms of these Warrants and the Warrant Agreement are summarized below.

Description of A-Warrants

Number of Shares and Exercise Price

The A-Warrants are exercisable to purchase an aggregate of 6,389,378 shares of Common Stock, subject to adjustment.  The exercise price for the A-Warrants is $2.00 per share of Common Stock or, as applicable, Preferred Stock (the “Exercise Price”), subject to all adjustments made on or prior to the date of exercise as provided in the Warrant Agreement and described below.

Exercisability and Expiration

The A-Warrants are exercisable in whole or in part from time to time until May 10, 2017, the seventh anniversary of the issuance date (the “Expiration Date”).

So long as the underlying stock is that of the Company (i.e., the Company has not merged or been acquired) and the Required Stockholder Approval has not been obtained, Holders may not exercise any A-Warrants for, or be entitled to take delivery of, shares of Common Stock issuable with respect to such A-Warrants, to the extent (but only to the extent) that, after such receipt of any shares of Common Stock upon the exercise of such A-Warrants, Holders would be issued more than 6,389,378 shares of Common Stock in the aggregate (the “Total Cap”), provided, however, that in the event the Company (i) subdivides its outstanding Common Stock or (ii) combines its outstanding Common Stock into a smaller number of shares, the Total Cap shall be adjusted by multiplying (A) the Total Cap immediately prior to such subdivision or combination by (B) a fraction, whose numerator shall be equal to the number of shares that one share of Common Stock immediately prior to such subdivision or combination equals immediately after such subdivision or combination, and whose denominator shall be equal to one.  So long as the underlying stock is that of the Company and the Required Stockholder Approval has not been obtained, no A-Warrant shall be exercisable for more than a number of shares of Common Stock equal to a fraction, whose numerator shall be the Total Cap and whose denominator shall be 6,389,378 (the “Per Warrant Cap”).  To the extent that the number of shares of Common Stock into which an A-Warrant is stated to be exercisable (without giving effect to the Total Cap or Per Warrant Cap) exceeds the Per Warrant Cap (such excess, the “Excess Shares”), then each A-Warrant shall instead be exercisable at the Exercise Price into a number of shares of Common Stock equal to the Per Warrant Cap plus a number of shares of the Preferred Stock that is convertible into the number of Excess Shares.  Following the Required Stockholder Approval, the excess A-Warrants will be exercisable for Common Stock rather than Preferred Stock.

Voting Rights

Prior to the exercise of the Warrants, no Holder, in its capacity as such, shall be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter.

Transferability of Warrants

On or prior to January 31, 2011, the Warrants may not, whether directly or as a result of the transfer of the equity interests in the Holders, be transferred to any person that is not an “affiliate” of the Holder.  On or after February 1, 2011, the Warrants may, subject to the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned), be transferred, although no Holder may transfer, individually or in concert with other Holders, in one transaction or a series of related transactions, Warrants exercisable for Common Stock representing (or Preferred Stock convertible into Common Stock representing, or any combination thereof representing) 15% or more of the then-outstanding number of shares of Common Stock to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than with the prior written consent of the Company, which may be withheld in the sole discretion of the Company.

Adjustment in the Exercise Price and the Number of Shares

Adjustments for Cash Dividends

In the event that the Company shall pay a cash dividend on the shares of its Common Stock, the Exercise Price for each Warrant shall be reduced by the cash dividend paid on each share of Common Stock.

Adjustments Upon Certain Transactions

The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of its Common Stock; (ii) subdivides its outstanding Common Stock; or (iii) combines its outstanding Common Stock into a smaller number of shares.  In such event, the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  In addition, upon such an adjustment, the Exercise Price for each share of Common Stock payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so issuable immediately thereafter.  Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

Dividends and Distributions

If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock, the Exercise Price immediately after the record date for such dividend or distribution shall be determined by multiplying (A) the Exercise Price in effect on such record date by (B) a fraction, the numerator of which shall be the “fair market value” per share of Common Stock as of the last trading day before the date (the “Ex-date”) on which the Common Stock first trades without the right to receive such dividend or distribution less the fair market value of the items distributed in respect of each share of Common Stock in such dividend or distribution, and the denominator of which shall be the fair market value per share of Common Stock as of the last trading day before the Ex-date.  Upon any such adjustment of the Exercise Price, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchasable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the fair market value per share of Common Stock as of the last trading date before the Ex-date, and the denominator of which shall be the fair market value per share of Common Stock as of the last trading date before the Ex-date less the fair market value of the items distributed in respect of each share of Common Stock in such dividend or distribution.

In the case of a “recapitalization event” in which outstanding shares of Common Stock are converted either solely or partially into shares of common stock of another company, each Warrant shall become a Warrant to purchase a number of shares of common stock of the other company for an Exercise Price per share calculated by (i) first, applying the rules found under “Adjustments for Cash Dividends” and “Adjustments Upon Certain Transactions” above, as applicable, and the first paragraph of this section, “Dividends and Distributions,” to determine an initially adjusted Exercise Price per share and number of shares of Common Stock purchasable upon the exercise of each Warrant, (ii) second, multiplying the initially adjusted number of shares by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the recapitalization event to arrive at the final adjusted number of shares of common stock of the other company purchasable upon exercise of each Warrant and (iii) third, dividing the initially adjusted Exercise Price per share of Common Stock by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the recapitalization event to arrive at the final adjusted Exercise Price per share of common stock of the other company.

Issuer Tender Offers

If a publicly-announced tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and tendering holders of Common Stock are paid aggregate consideration having a fair market value, when paid, which exceeds the aggregate fair market value of the Common Stock acquired in such tender offer as of the last trading date before the date on which such tender offer is first publicly announced (such excess, the “Excess Tender Amount”), then the Exercise Price in effect immediately after the tender offer expires shall be determined by multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) a fraction, the numerator of which shall be the fair market value per share of the Common Stock as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share (as defined below), and the denominator of which shall be the fair market value per share of Common Stock as of the last trading day before the date on which such tender offer is first publicly announced.  As used herein, “Premium Per Pro Forma Share” means (x) the Excess Tender Amount divided by (y) the number of shares of Common Stock outstanding at expiration of the tender offer after giving pro forma effect to the purchase of shares in the tender offer.  Upon any adjustment of the Exercise Price pursuant to this paragraph, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchasable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the fair market value per share of Common Stock as of the last trading day before the date on which such tender offer is first publicly announced, and the denominator of which shall be the fair market value per share of the Common Stock as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share.

Consolidation, Merger or Sale

If any consolidation, merger or similar extraordinary transaction of the Company with another person (other than any subsidiary of the Company), or the sale of all or substantially all of its assets, other than in any such case a recapitalization event, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Common Stock shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of each Warrant shall thereafter have the right to purchase and receive on exercise of such Warrant, for an aggregate price equal to the aggregate Exercise Price for all of the shares underlying the Warrant as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had exercised such Warrant immediately before such transaction and been entitled to participate therein.  In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of the Warrant Agreement shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the exercise of Warrants.  The Company will not effect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume, by written instrument reasonably satisfactory in form and substance to Z Investment Holdings, LLC, executed and mailed or delivered to each Holder of a Warrant at the last address of such Holder appearing on the books of the Company, the obligation to deliver the cash, securities or property deliverable upon exercise of Warrants.  The Company shall notify the Holder of each Warrant of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise each Warrant in accordance with the terms and conditions thereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Holder of each Warrant shall be provided the same notice given to the holders of Common Stock of the Company.

Preemptive Rights

Subject to certain exceptions and the receipt of any required approval of the Company’s stockholders to comply with Section 312.03 of the NYSE Listed Company Manual, upon any issuance for cash of any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock for cash, the Initial Holder and its affiliates, if they still hold at least 50% of the total Warrants issued to the Initial Holder, shall have additional subscription rights allowing the Initial Holder and its affiliates to maintain their proportionate, as-if-exercised ownership interest in the Company based on the number of shares of Common Stock outstanding immediately prior to such issuance.  In the event that any issuance subject to this paragraph involves a public or Rule 144A offering, the Initial Holder and the Company shall negotiate in good faith as to the provision of such subscription rights so as not to materially delay or jeopardize the success of such public offering.

Consent Upon Certain Issuances

In general, so long as either (i) the Initial Holder or any of its affiliates own any Warrants or (ii) Warrants exercisable for, in the aggregate, not less than 100,000 shares of Common Stock (or Preferred Stock convertible into not less than 100,000 shares of Common Stock) remain outstanding, the Company shall not issue shares of Common Stock, Common Stock equivalents or rights or options to acquire Common Stock equivalents at an “effective issuance price” that is lower than the greater of (A) the Exercise Price then in effect for all Warrants and (B) the then-current fair market value of a share of the Company’s Common Stock, less, if applicable in any such issuance, underwriting discounts or commissions in an amount customary for similarly situated issuers in offerings of the applicable type (in each case, other than issuances that result in certain adjustments pursuant to the Warrant Agreement), without, in either such case, the prior written consent of the Holders of a majority of the Warrants, which consent shall not be unreasonably withheld, delayed or conditioned.

In general, so long as either (i) the Initial Holder or any of its affiliates own any Warrants or (ii) Warrants exercisable for, in the aggregate, not less than 100,000 shares of Common Stock (or Preferred Stock convertible into not less than 100,000 shares of Common Stock) remain outstanding, the Company shall not issue any “qualifying employee” or “director stock” consisting of any stock option or stock purchase right with an exercise price, or consisting of a grant of shares where the amount of the grant is denominated in dollars and the number of shares granted is determined by reference to a share price, in either case that is lower than the greater of (A) the Exercise Price then in effect for all Warrants and (B) the closing price per share of Common Stock on the date of grant, without, in either such case, the prior written consent of the Holders of a majority of the Warrants, which consent shall not be unreasonably withheld, delayed or conditioned.

Affiliate Transactions

In the event that the Company shall issue any shares of Common Stock to, or repurchase any shares of Common Stock from, any affiliate, other than certain “excluded securities,” such issuance or repurchase shall be on terms no less favorable to the Company than those obtainable by a party who is not an affiliate.

Description of B-Warrants

Number of Shares and Exercise Price

Assuming the Required Stockholder Approval is obtained, the B-Warrants will be exercisable for an aggregate of 4,675,306 shares of Common Stock, subject to adjustment, as described below.  The exercise price for the B-Warrants is the same as the exercise price for the A-Warrants.

Exercisability and Expiration

The B-Warrants shall be exercisable in whole or in part beginning on the day immediately following the date of the Special Meeting through the Expiration Date, in each case in the manner provided for in the Warrant Agreement.

So long as the underlying stock is that of the Company and the Required Stockholder Approval has not been obtained, Holders may not exercise any B-Warrants for, or be entitled to take delivery of, any shares of Common Stock issuable with respect to such B-Warrants.  At any time that the B-Warrants are exercisable but the Required Stockholder Approval has not been obtained, each B-Warrant shall instead be exercisable at the Exercise Price into a number of shares of Preferred Stock that, in turn, is convertible into the number of shares of Common Stock into which the B-Warrants would be exercisable at the time of exercise but for the fact that the Required Stockholder Approval has not been obtained.

Other Terms

In general, the remaining terms of the B-Warrants are the same as the terms of the A-Warrants.

General Terms of Warrants

Covenants

The Company has agreed to reserve and keep available, at all times, free from preemptive rights and solely for the purpose of issue upon exercise of the Warrants, (i) out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable under the Warrant Agreement; and (ii) out of its authorized but unissued preferred stock, par value $0.01 per share, such number of shares of Preferred Stock as shall then be issuable upon the exercise of all Warrants issuable under the Warrant Agreement.  The Company has agreed to not issue Preferred Stock to any persons other than the Warrant holders.

The Company agreed to call this Special Meeting of its stockholders as promptly as reasonably practicable, but in no event later than the first annual meeting of the Company’s stockholders to be held after the issuance date, in order to obtain the Required Stockholder Approval.

Board Representation

Pursuant to the Warrant Agreement, the Company agreed to provide Golden Gate Capital the right to designate two directors.   The initial Golden Gate Capital appointees were Stefan L.  Kaluzny and Peter Morrow, who were appointed to the Board of Directors effective as of May 10, 2010.  The Company also agreed to set the number of seats on the Board of Directors to eight and initially to leave one seat vacant.  Golden Gate Capital may propose to the Nominating and Governance Committee an additional candidate for election to the Board of Directors who meets all relevant standards for independence to fill such initial vacancy.  In addition, John B. Lowe, Jr. agreed that he will not stand for reelection at the Company’s 2010 Annual Meeting of Stockholders unless necessary to comply with NYSE independence rules.  Following such meeting, the size of the Board of Directors will be reduced to seven.  In the event that the size of the Board of Directors is increased in the future to above seven (or, prior to the Annual Meeting of Stockholders, to above eight) and the resulting vacancy is filled by a director that is not approved by the Golden Gate Capital representatives on the Board of Directors, Golden Gate Capital will be entitled to appoint an additional representative to the Board of Directors.  On an ongoing basis, Golden Gate Capital shall have the right to designate two appointees until such time as it has sold 33 1/3% of the underlying stock issuable in respect of the Warrants.  Thereafter, Golden Gate Capital shall have the right to designate one appointee until such time as it has sold 66 2/3% of the underlying stock issuable in respect of the Warrants.

Registration Rights

The Warrant Agreement provides the Initial Holder and any permitted assignee or transferee of the Initial Holder with customary demand and “piggy-back” registration rights with respect to the securities underlying the Warrants, subject to certain limitations including customary black-outs.  The Initial Holder and its permitted assigns are entitled to a total of three demand registrations.

Fees and Expenses

The Company shall be responsible for all expenses incurred in connection with any registration, qualification or compliance pursuant to the Warrant Agreement.  All expenses (including, for the avoidance of doubt, any underwriting discount or commission applicable to the sale by a Holder) incurred in connection with the sale of any securities registered pursuant to the Warrant Agreement shall also be borne by the Company.

Representations and Warranties; Indemnification

In the Warrant Agreement, the Company made customary representations and warranties relating to the Company, its business and its capitalization.  Additionally, the Company agreed to indemnify and hold harmless each selling Holder, and each person, if any, who controls any selling Holder within the meaning of Section 15 of the Securities Act of 1933 for breaches of the Company’s representations and warranties in connection with each registration pursuant to the Warrant Agreement.

Consequences if Stockholders do not Approve this Proposal

In the event that the Required Stockholder Approval is not obtained at the Special Meeting, the B-Warrants will be exercisable for 4,675,306 shares of Preferred Stock.  In addition, should, as a result of the anti-dilution provisions contained in the Warrant Agreement, the A-Warrants be exercisable for shares of Common Stock in excess of the NYSE 20% Cap, the holder would receive a combination of shares of Common Stock and, for the excess, shares of Preferred Stock.  The B-Warrants and excess A-Warrants would continue to be exercisable for shares of Preferred Stock until the Required Stockholder Approval is obtained.  Although the Preferred Stock is, upon obtaining the Required Stockholder Approval, convertible into Common Stock, while it is outstanding it has various preferences to Common Stock, including an entitlement to dividends.  See “Description of Capital Stock – Series A Convertible Preferred Stock” below for a description of some of these preferences.

Additional Requirements of the Company

 In the event that the Required Stockholder Approval is not obtained at the Special Meeting, the Company has agreed to include a proposal to approve such issuance and, if any Warrants shall have been exercised for Preferred Stock, to approve the conversion of the Preferred Stock into Common Stock, at a meeting of its stockholders no less than once per each annual period until such approval is obtained, but in no event shall the Company be required to do so more than three times.  At each such meeting at which the Required Stockholder Approval is sought, the Company is obligated to use reasonable best efforts to obtain such Required Stockholder Approval.

The Company also agreed to call a special meeting of stockholders as promptly as reasonably practicable in the event that (i) the Company does not have a sufficient number of authorized shares of Common Stock to issue Common Stock upon exercise of all unexercised Warrants and to effect the conversion of any issued Preferred Stock into Common Stock, in which case stockholder approval to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock shall be sought, or (ii) any or all of the Warrants are exercised for Preferred Stock, in which case stockholder approval for conversion of the Preferred Stock into Common Stock shall be sought, in each case in accordance with the voting requirements set forth in the Company’s By-laws.  In the event of a special meeting called pursuant to clause (i) or (ii) in the immediately preceding sentence, the Company shall use its commercially reasonable efforts to obtain such stockholder approval.

Other Consequences of the Transaction

Change in Control

Neither the issuance of the Warrants nor their exercise will trigger any “change-in-control” provisions contained in any of the agreements between the Company and its employees.  However, should the Holders of the Warrants “act in concert” with one or more other holders of the Common Stock so that they together are deemed to be acting as a “group” and collectively beneficially own 30% or more of the Common Stock, various “change-in-control” provisions of the agreements between the Company and its employees may be triggered under certain circumstances.

Description of Capital Stock

General Matters

The Company has two authorized classes of capital stock under its Restated Certificate of Incorporation consisting of 150,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share.  As of [●], 2010, there were [●] shares of common stock outstanding and no shares of preferred stock outstanding.

The following description of the Company’s capital stock and the relevant provisions of the Company’s Restated Certificate of Incorporation and By-laws are summaries thereof and are qualified by reference to the Company’s Restated Certificate of Incorporation and By-laws, which the Company has previously filed with the SEC.

Common Stock

Subject to the prior rights of the holders of any preferred stock which may hereafter be issued, holders of Common Stock are entitled (i) to receive such dividends as may be declared by the Company’s Board of Directors from funds legally available therefor, and (ii) upon any liquidation of the Company, to receive a pro rata share of assets available for distribution to stockholders.  Each share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders.  There are no redemption, conversion or sinking fund provisions applicable to the Common Stock, and the holders of Common Stock do not have any preemptive rights.  The shares of Common Stock outstanding or held in the Company’s treasury are fully paid and nonassessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided, however, that the preferred stock is issuable only for purposes of a bona fide financing or acquisition transaction, and shall in no event be issuable upon or in connection with the exercise of rights distributed to stockholders of the Company generally.  Additionally, the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of preferred stock authorized by the Company’s Restated Certificate of Incorporation.  The Board of Directors has the authority to fix the voting powers and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by the Company’s Restated Certificate of Incorporation and the laws of the State of Delaware.

Series A Convertible Preferred Stock

The Board of Directors adopted, on May 6, 2010, a resolution approving the Series A Preferred Stock (the “Preferred Stock”).  The Preferred Stock shall rank prior to the Company’s Common Stock and to all other classes and series of equity securities of the Company, issued or outstanding as to dividend rights and rights upon liquidation, winding up or dissolution of the Company.  The Preferred Stock shall be junior to all outstanding debt of the Company.

Dividends

The dividend rate shall be 10% per annum for the first four dividend periods following the date of issuance of the first share of Preferred Stock that is issued and increase by two percentage points after each two subsequent dividend periods, but shall not exceed a rate of 18% per annum.  No dividends shall be declared or paid or set apart for payment on preferred stock of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock for any period unless full dividends for the immediately preceding dividend period on the Preferred Stock (including any accumulation in respect of unpaid dividends from prior dividend periods) have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment).

Unless full dividends on the Preferred Stock have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods), (i) no cash dividend or other distribution shall be declared or paid or set aside for payment on any junior stock other than a dividend or distribution solely in shares of junior stock, provided, however, that such dividend or distribution is also being paid in respect of the Preferred Stock, and (ii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of any class or series of stock ranking on a parity with the shares of the Preferred Stock in rights and preferences (or moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to a pro rata offer to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Preferred Stock and shares of any class or series of stock ranking on a parity with the shares of the Preferred Stock in rights and preferences (except by conversion into or exchange for junior stock).

The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if, under the preceding paragraph, the Company would be prohibited from purchasing or otherwise acquiring such shares at such time and in such manner.

At any time at which any shares of Preferred Stock are outstanding, the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of its junior stock (or cause any moneys to be paid to or made available for a sinking fund for the redemption of any shares except by conversion into or exchange for junior stock).

Conversion

Upon the Conversion Date (defined below), any share of Preferred Stock shall automatically convert into one share of Common Stock, subject to an adjustment if the Company subdivides its outstanding Common Stock or combines its outstanding Common Stock into a smaller number of shares.  The “Conversion Date” means the third business day following the date on which the Company has received all stockholder approvals necessary to approve the conversion of all of the outstanding Preferred Stock into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual.

Redemption

The shares of the Preferred Stock shall not be redeemable.

Voting

Except as from time to time required by applicable law and with respect to extraordinary matters affecting the Preferred Stock, the Preferred Stock shall have no voting rights.

Reorganization Event

In the event of any consolidation or merger of the Company, or any sale, transfer, lease or conveyance to another person of all or substantially all of the property and assets of the Company, or any reclassification of the Common Stock into securities including securities other than Common Stock, or any statutory exchange of the outstanding shares of Common Stock for securities of another person (any such event, a “Reorganization Event”), each share of Preferred Stock outstanding shall remain outstanding but shall become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which the share of Preferred Stock would then be convertible.

Anti-Takeover Effects of Delaware Law

The Company is subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law.  In general, such provisions prohibit the Company from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	the transaction is approved by the Company’s Board of Directors prior to the date the interested stockholder obtained such status;

●
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced; or

●
on or subsequent to such date, the business combination is approved by the Company’s Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder.  In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer the Company’s stockholders the opportunity to sell their stock at a price above the prevailing market price.  Since the Golden Gate transaction was approved by the Company’s Board of Directors, these provisions are not applicable to purchases of Common Stock upon exercise of the Warrants.

Listing

Our Common Stock is listed on the New York Stock Exchange under the symbol “ZLC.”  The Company does not expect to list the Preferred Stock.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s Common Stock is Wells Fargo Bank, N.A.

PROPOSAL NO. 2

TO PERMIT THE BOARD OF DIRECTORS TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

The Board of Directors seeks your approval to adjourn the Special Meeting if there are insufficient votes at the Special Meeting to approve Proposal No. 1.  Because some of the Company’s stockholders hold their shares of common stock in “street name,” it can take longer for those stockholders to receive proxy solicitation materials and to return their proxy cards.  To permit proxies that have been timely received to be voted for an adjournment, the Company is submitting this proposal as a separate matter for your consideration.  If it is necessary to adjourn the Special Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to stockholders, other than an announcement made at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO PERMIT THE BOARD OF DIRECTORS TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE PROPOSAL NO. 1.

OUTSTANDING VOTING SECURITIES OF THE COMPANY
AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding beneficial ownership of Common Stock by (1) persons believed to beneficially own five percent (5%) or more of the outstanding shares of Common Stock, (2) each of the Company’s directors, (3) each of the Company’s executive officers named in the Summary Compensation Table (the “Summary Compensation Table”) in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders and (4) the Company’s directors and executive officers as a group.  Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.  The following table reflects ownership as of [●] unless otherwise indicated in the footnotes below.  [To be updated based upon final numbers.]

Name of Beneficial Owner	Shares of Common Stock (1)	Shares That May be Acquired Within 60 Days(2)	Percent of Class Assuming No Exercise of Warrants	Percentage of Class Assuming Exercise of Warrants
Five Percent Stockholders:
Breeden Capital Management, LLC 100 Northfield Street Greenwich, CT 06830	9,070,839(3)	-	[●]%	[●]%
Z Investment Holdings, LLC c/o Golden Gate Private Equity, Inc. One Embarcadero Center 39th Floor San Francisco, CA 94111	-	6,389,378(4)	[●]%	[●]%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,875,941(5)(6)	-	[●]%	[●]%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,620,943(5)(7)	-	[●]%	[●]%

Directors and Named Executive Officers:
Yuval Braverman	2,650	[1,583]	*	*
Richard C. Breeden	9,071,879(8)	[3,080]	[●]%	[●]%
James M. Cotter	1,040	[3,080]	*	*
Stefan L. Kaluzny	-	- (9)
John B. Lowe, Jr.	29,800	[21,400]	*	*
Peter Morrow	-	- (9)
Charles M Sonsteby	9,000	[7,600]	*	*
Matthew W. Appel	-	-
William Acevedo(10)	-	-
Rodney Carter(10)	-	-
Neal L. Goldberg(10)	118,959	-
Cynthia T. Gordon(10)	1,302	-
Gil Hollander	53,749	[119,024]	*	*
Theo Killion	15,500	[45,500]	*	*
Steve Larkin(10)	-	-
Directors and Executive Officers As a Group (15 persons):	9,303,879	[201,267]	[●]%	[●]%
*  Represents less than one percent (1%)
__________
(1)	Does not reflect any unvested restricted stock units or any deferred stock units.

(2)
Includes shares that may be acquired upon the vesting of restricted stock units and stock options.  Messrs. Breeden and Cotter disclaim beneficial ownership of such shares.  Under the governing documents of Breeden Partners and related investment funds, compensation received by Messrs. Breeden and Cotter for service as directors of the Company is turned over to the investment funds.  Messrs. Breeden and Cotter have no interest in such compensation other than to the extent of their pro rata ownership interest in the investment funds.  Does not reflect any deferred stock units.  Messrs. Breeden, Cotter and Sonsteby each hold 5,000 deferred stock units.

(3)
Based on information included in a Schedule 13D/A filed with the SEC on November 28, 2008 by Breeden Capital Management LLC (“BCM”), certain entities affiliated with BCM, including Breeden Capital Partners LLC, Breeden Partners L.P., Breeden Partners (California) L.P., Breeden Partners Holdco Ltd. and Breeden Partners (Cayman) Ltd. and Richard C. Breeden, the managing member of BCM.  BCM has shared voting and shared disposition power with respect to all such shares.

(4)
Based on information included in a Schedule 13D filed with the SEC on May 20, 2010, by Z Investment Holdings, LLC (“Z Investment”).  Includes Warrants to purchase up to 6,389,378 shares of Common Stock that are immediately exercisable.   Z Investment also holds Warrants to purchase up to 4,675,396 shares of Common Stock that will become exercisable, subject to stockholder approval, upon the earlier of (i) that date of the first meeting of the Company’s stockholders to approve the shares of Common Stock to be issued upon exercise of the Warrants and (ii) the date of the first annual meeting of the Company’s stockholders to be held after the issuance of the Warrants (and if stockholder approval is not received, the Warrants will be exercisable for shares of the Preferred Stock).  The Warrants beneficially owned directly by Z Investment are beneficially owned indirectly by (a) Golden Gate Capital Opportunity Fund, L.P., (b) Golden Gate Capital Opportunity Fund-A, L.P., (c) GGCOF Third Party Co-Invest, L.P. and (d) GGCOF Co-Invest, L.P.  The Warrants indirectly held by the funds listed in clauses (a) through (c) are beneficially owned indirectly by GGC Opportunity Fund Management, L.P. (“Management GP”), their general partner, and GGC Opportunity Fund Management GP, Ltd. (“Ultimate GP”), the general partner of Management GP.  The Warrants indirectly held by the fund listed in clause (d) are beneficially owned indirectly by GGCOF Co-Invest Management, L.P. (“GGCOF Management”), its general partner, Management GP, the general partner of GGCOF Management and the Ultimate GP, the general partner of Management GP.  The Ultimate GP has voting and dispositive authority over the Warrants held by Z Investment and is governed by its board of directors.

(5)
Based on information contained in filings made by such stockholders with the SEC on Schedule 13G.  Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by these stockholders.

(6)
Based on information contained in the Schedule 13G/A filed by Dimensional Fund Advisors on February 8, 2010.  Dimensional Fund Advisors reported that it had sole voting power with respect to 2,820,441 shares and sole dispositive power with respect to 2,875,941 shares.

(7)
Based on information contained in the Schedule 13G filed by BlackRock, Inc. on January 29, 2010.  BlackRock, Inc. reported that it had sole voting power with respect to 1,620,943 shares and sole power to dispose or to direct the disposition of 1,620,943 shares.

(8)
Richard C. Breeden is the managing member of Breeden Capital Partners LLC, managing member and Chairman and Chief Executive Officer of BCM and the Key Principal of Breeden Partners (Cayman) Ltd., and, as such, may be deemed to be the indirect beneficial owner of the shares of Common Stock owned by Breeden Partners L.P., Breeden Partners (California) L.P., Breeden Partners Holdco Ltd. and Breeden Partners (Cayman) Ltd.; however, he disclaims beneficial ownership of such shares other than to the extent of his pro rata ownership interest in the investment funds.

(9)
Mr. Kaluzny is a Managing Director of Golden Gate Capital, a private equity firm and sponsor of Z Investment.  Mr. Morrow is a Principal of Golden Gate Capital.  Messrs. Kaluzny and Morrow disclaim beneficial ownership of the Warrants held by Z Investment (described above), except, in each case, to the extent of his pecuniary interest therein.

(10)	Neal Goldberg, William Acevedo, Rodney Carter, Cynthia T. Gordon and Steve Larkin are former executive officers of the Company who were named in the Summary Compensation Table.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov.  The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.  Stockholders may also read and copy materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  This information is also available at www.zalecorp.com under the caption “Investor Relations – SEC Filings.”

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this proxy statement documents the Company files with the SEC.  This means that the Company can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this proxy statement, and later information that the Company files with the SEC as specified below will update and supersede that information.  The Company incorporates by reference Items Items 7, 7A, 8 and 9 from the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009, Items 1, 2 and 3 of Part I of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended October 31, 2009, January 31, 2010 and April 30, 2010, and any other items in those Quarterly Reports expressly updating the above referenced items from the Company’s Annual Report on Form 10-K.
This proxy statement incorporates important business and financial information about the Company from other documents that are not included in or delivered with this document.  This information is available to you without charge upon your written or oral request.  You can obtain the documents incorporated by reference in this proxy statement through the Company’s website, www.zalecorp.com and from the SEC at its website, www.sec.gov or by requesting them in writing to Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, or by telephone at (972) 580-4000.  To receive timely delivery of the documents in advance of the Special Meeting, you should make your request no later than [●], 2010.

STOCKHOLDER PROPOSALS

                   Pursuant to Rule 14a-8(e) promulgated under the Exchange Act, stockholder proposals to be included in the Company’s proxy statement relating to the 2010 Annual Meeting of Stockholders of the Company must be a subject for proper inclusion therein and must be received by no later than July 9, 2010, at the Company’s principal executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Legal Department.  Any proposal submitted after this date will be considered untimely.

                   Pursuant to the Company’s By-laws, to be timely, notice of business to be brought before an annual or special meeting of stockholders or notice by a stockholder of nominations for election of a director at a meeting of stockholders must be delivered to the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the meeting.  If less than 70 days notice or prior public disclosure is provided for an annual meeting of stockholders, notice of business or notice of a director nomination for such meeting must be provided at least 60 days prior to the first anniversary of the prior year’s annual meeting of stockholders.  The obligation of stockholders to comply with the foregoing By-law provision is in addition to the requirements of the proxy rules.  Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before a meeting of stockholders must also comply with other applicable procedures set forth in the Company’s By-laws.  The Company will furnish copies of such By-law provisions upon written request to the Secretary of the Company at the aforementioned address.

The foregoing Notice of Special Meeting of Stockholders and Proxy Statement are sent by order of the Board of Directors.

Hilary Molay
Senior Vice President, General Counsel and Secretary

901 WEST WALNUT HILL LANE
IRVING, TX 70538
ATTN: INVESTOR RELATIONS

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on [●], 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-[●]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on [●], 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M18107 - P85395	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ZALE CORPORATION
The Board of Directors recommends that you vote FOR the following:

Vote on Proposals		For	Against	Abstain

1.	The approval, for purposes of Section 312.03 of the NYSE Listed Company Manual, of the issuance of Common Stock as contemplated by the Warrant Agreement; and	☐	☐	☐

2.	To permit the Board of Directors to adjourn the Special Meeting to solicit additional proxies.	☐	☐	☐

This proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

ZALE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
[●], 2010

The stockholder(s) hereby appoint(s) Theo Killion and Hilary Molay, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., local time on [●], 2010, at the Company’s principal executive office at 901 West Walnut Hill Lane, Irving, Texas 75038-1003, and any adjournment or postponement thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL OF, FOR PURPOSES OF SECTION 312.03 OF THE NYSE LISTED COMPANY MANUAL, THE ISSUANCE OF COMMON STOCK AS CONTEMPLATED BY THE WARRANT AGREEMENT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

901 WEST WALNUT HILL LANE
IRVING, TX 70538
ATTN: INVESTOR RELATIONS

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 A.M. Eastern Time, on [●], 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-[●]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 A.M. Eastern Time, on [●], 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M18107 - P85395	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ZALE CORPORATION
The Board of Directors recommends that you vote FOR the following:

Vote on Proposals		For	Against	Abstain

1.	The approval, for purposes of Section 312.03 of the NYSE Listed Company Manual, of the issuance of Common Stock as contemplated by the Warrant Agreement; and	☐	☐	☐

2.	To permit the Board of Directors to adjourn the Special Meeting to solicit additional proxies.	☐	☐	☐

This proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

ZALE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
[●], 2010

The stockholder(s) hereby appoint(s) Theo Killion and Hilary Molay, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., local time on [●], 2010, at the Company’s principal executive office at 901 West Walnut Hill Lane, Irving, Texas 75038-1003, and any adjournment or postponement thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL OF, FOR PURPOSES OF SECTION 312.03 OF THE NYSE LISTED COMPANY MANUAL, THE ISSUANCE OF COMMON STOCK AS CONTEMPLATED BY THE WARRANT AGREEMENT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[●], 2010

Re:    Zale Corporation Savings & Investment Plan Trust (the "Plan")

Dear Plan Participant:

A Special Meeting of Stockholders of Zale Corporation is scheduled for [●], 2010.

As a participant in the above Plan, you have the right to direct Fidelity Management Trust Company, as the Plan Trustee, as to how to vote the shares of Zale Corporation allocated to this Plan account. The Trustee will vote the shares as to which no directions are given in the same proportions as it votes the shares as to which it has received such direction. The number of shares you are eligible to vote is based on the balance in the Plan on [●], 2010, the record date for the determination of stockholders eligible to vote.

Your instructions to the Trustee are confidential and will be known only by Fidelity Management Trust Company.

If, in addition to this Plan participation, you own stock directly in your own name or indirectly through a bank or broker, you will receive a separate mailing. Please be sure to respond to each Proxy or Voter Instruction Card individually. You can cast your vote by one of the following methods: phone, Internet or mail. When voting by phone or Internet, you do not need to send in the proxy card.

We encourage you to exercise your voting rights under the Plan. Please review the enclosed documents carefully before deciding how to vote the shares. Because the shares in the Plan are registered in the name of Fidelity Management Trust Company, as the Plan Trustee, you will not be able to vote the shares in the Plan in person at the meeting on [●], 2010. Please respond to your Voter Instruction Card as soon as possible. Instructions received after 11:59 a.m. Eastern Standard time on [●], 2010 will not be counted.

Sincerely,

Fidelity Management Trust Company,
Trustee of the Zale Corporation Savings & Investment Plan Trust

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.